Exhibit 10.2.4

FORBEARANCE AGREEMENT
(Technology License and Escrow Agreement)

THIS FORBEARANCE AGREEMENT (the “Agreement”) is made as of November 26, 2013 by and between ThermoGenesis Corp., a Delaware corporation (“ThermoGenesis”), and CBR Systems, Inc., a California corporation (“CBR”) (each a “Party” and collectively the “Parties”).

BACKGROUND

A.
The parties entered into a Technology License and Escrow Agreement dated June 15, 2010, as amended by the First Amendment dated February 6, 2013, the Extension Addendum dated July 26, 2013, and the Second Extension Addendum dated October 30, 2013 (collectively, the “License and Escrow Agreement”) to license and make available to CBR certain technical information for the limited purpose of allowing CBR to manufacture, upon a default of ThermoGenesis under the License and Escrow Agreement, certain products currently being sold to CBR.

B.
Under Section 3 of the License and Escrow Agreement, a Default occurs if ThermoGenesis fails to meet certain financial covenants.  In the event of a Default, the Escrow Agent will release the Deposit Materials to CBR.

C.
In consideration of the on-going restructuring of the ThermoGenesis and CBR relationship, CBR has agreed to forbear from exercising the rights and remedies available to it in the event of a Default, subject to the terms and conditions set forth herein.

NOW, THEREFORE ThermoGenesis and CBR agree as follows:

1.           Forbearance.  CBR agrees to forbear from asserting a Default and exercising any or all of CBR’s rights and remedies upon the occurrence of a Default under the License and Escrow Agreement for a period of  thirty (30) days..

2.           Entire Agreement.     This document constitutes the entire agreement between the Parties. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the Parties relating to the subject matter of this Agreement that are not fully expressed herein.  The License and Escrow Agreement remains in full force and effect and is not modified other than as specifically provided for herein.

3.           Waiver.     Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition hereof.

4.           Amendment.     The provisions of this Agreement may be modified at any time by agreement of the Parties.  Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the Parties against whom enforcement of the modification or discharge is sought.

5.           Attorneys’ Fees.     In the event that any party to this Agreement files any petition or institutes litigation, including arbitration, to interpret or enforce the terms of this Agreement, the Parties expressly agree that the prevailing party or Parties, in addition to any other relief provided by law, will be entitled to such reasonable attorneys’ fees and court costs as may be incurred.

6.           Binding Effect.     The Parties expressly agree that this Agreement is binding on each other’s successors, heirs, assigns, beneficiaries, executors, administrators, and trustees.

7.           Governing Law.  The rights and obligations of the Parties and the interpretation and performance of this Agreement shall be governed by the laws of the State of California, excluding its conflicts of laws rules.

8.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, this Agreement was executed as of the date first set forth above.

THERMOGENESIS CORP.

Dated: November 26, 2013	By: /s/ Dan T. Bessey
Name: Dan T. Bessey
Title: Chief Financial Officer

CBR SYSTEMS, INC.

Dated: November 26, 2013	By: /s/ Michael L. Johnson
Name: Michael Johnson
Title: Chief Financial Officer